1 / 4

Exhibit 10.4

SWAP TRANSACTION CONFIRMATION

Date:	January 24, 2008
To:	WACHOVIA AUTO LOAN OWNER TRUST 2008-1 ("Counterparty or Party B")
Address:	c/o Wilmington Trust Company, as Owner Trustee 1100 North Market Street Wilmington, Delaware 19890-1605
Attention:	Corporate Trust Administration
From:	Wachovia Bank, N.A. ("Wachovia or Party A")
Ref. No.	2325847

Dear Sir or Madam:

This confirms the terms of the Transaction described below between Counterparty and Wachovia. The definitions and provisions contained in the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

1. The terms of the particular Transaction to which the Confirmation relates are as follows:

Transaction Type:	Interest Rate Swap
Currency for Payments:	U.S. Dollars
Notional Amount:
For each Calculation Period, the principal amount of the Class A-2b Notes issued by the Counterparty as of the preceding Distribution Date (as defined in the Indenture), after giving effect to all payments of principal on such Class A-2b Notes on or prior to that Distribution Date, or, in the case of the initial Calculation Period and the first Distribution Date, the original principal amount of the Class A-2b Notes.  For the avoidance of doubt, on the Effective Date, the Notional Amount is equal to $174,000,000.00.

Term:
Trade Date:	January 24, 2008
Effective Date:	January 24, 2008
Termination Date:
In respect of the Fixed Amounts, the earlier of (i) March 20, 2011, subject to No Adjustment and (ii) the date on which the Note Balance (as defined in the Indenture) of the Class A-2b Notes is reduced to zero..
In respect of the Floating Amounts, the earlier of (i) March 20, 2011, subject to the Following Business Day Convention and (ii) the date on which the Note Balance  of the Class A-2b Notes is reduced to zero .

Fixed Amounts:

Fixed Rate Payer:	Counterparty
Fixed Rate Payer Period End Dates:	Monthly on the 20th of each month, commencing March 20, 2008, through and including the Termination Date; No Adjustment.
Fixed Rate Payer Payment Dates:	Monthly on the 20th of each month, commencing March 20, 2008, through and including the Termination Date.
Business Day Convention:	Following
Business Day:	New York
Fixed Rate:	4.15%

Wachovia:  2325847

2 / 4

Fixed Rate Day Count Fraction:	30/360

Floating Amounts:

Floating Rate Payer:	Wachovia
Floating Rate Payer Period End Dates:	Monthly on the 20th of each month, commencing March 20, 2008, through and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.
Floating Rate Payer Payment Dates:
Monthly on the 1st Business Day preceding each Floating Rate Payer Period End Date, commencing March 19, 2008, through and including March 18, 2011. Notwithstanding the provisions of Section 4.9(a) of the 2006 ISDA Definitions, the Termination Date shall not be a Floating Rate Payer Payment Date hereunder. The final Floating Rate Payer Payment Date shall be March 18, 2011.

Business Day Convention:	Following
Business Day:	New York
Floating Rate for initial Calculation Period:	3.75554%
Floating Rate Option:	USD-LIBOR-BBA
Designated Maturity:	1 Month
Spread:	Plus 0.85%
Floating Rate Day Count Fraction:	Actual/360
Floating Rate determined:	Two London Banking Days prior to each Reset Date.
Reset Dates:	The first day of each Calculation Period.
Compounding:	Inapplicable
Rounding convention:	5 decimal places per the ISDA Definitions.
Other:
For the avoidance of doubt, for purposes of Section 2(c) of the Agreement, any amounts payable by the Floating Rate Payer on a Floating Rate Payer Payment Date, and by the Fixed Rate Payer on the related Fixed Rate Payer Payment Date, shall be netted even though such dates may be different, and the party with the larger aggregate amount shall make the net payment on the related party’s applicable Payment Date.

2. The additional provisions of this Confirmation are as follows:

Calculation Agent:	Wachovia
Payment Instructions:	Wachovia Bank, N.A. CIB Group, ABA 053000219 Ref: Derivative Desk (Trade No: 2325847) Account #: 04659360006116 Attention: Derivatives
Wachovia Contacts:	Settlements and/or Rate Resets: Tel: (800) 249-3865 Fax: (704) 383-9139 Documentation : Tel: (704) 715-7051 Fax: (704) 383-9139 Collateral :

Wachovia:  2325847

3 / 4

Tel: (704) 383-9529 Please quote transaction reference number.
Payments to Counterparty:	U.S. Bank N.A. ABA: 091000022 DDA: 173103322058 REF: 119826000 WALOT 2008-1

Documentation

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement (including the Schedule and the Credit Support Annex thereto) between Wachovia and Counterparty dated as of January 24, 2008 as amended and supplemented from time to time (the "ISDA Master Agreement"). All provisions contained or incorporated by reference in the Master Agreement will govern this Confirmation except as expressly modified herein.

Wachovia:  2325847

4 / 4

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us at fax number (704) 383-9139.
Very truly yours, Wachovia Bank, N.A. By: /s/ Amanda Roof Name: Amanda Roof Title: Associate Ref. No. 2325847
Accepted and confirmed as of date first above written:
WACHOVIA AUTO LOAN OWNER TRUST 2008-1 By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee
By: /s/ Erik E. Overcash Name: Erike E. Overcash Title: Financial Services Officer

Wachovia:  2325847